Exhibit 31.2

CERTIFICATION

I, Greg S. Lea, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of EnteroMedics Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: August 3, 2012